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As filed with the Securities and Exchange Commission on February 12, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Corgentech Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	77-0503399 (I.R.S. Employer Identification Number)

650 Gateway Boulevard
South San Francisco, CA 94080
(650) 624-9600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John P. McLaughlin
President and Chief Executive Officer
Corgentech Inc.
650 Gateway Boulevard
South San Francisco, CA 94080
(650) 624-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Alan C. Mendelson, Esq. Laura I. Bushnell, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, CA 94025-1105 (650) 328-4600

        Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    333-110923

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	1,150,000	$16.00	$18,400,000	$2,332

(1)
Includes 150,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933.

Explanatory Note

        This Registration Statement relates to the public offering of common stock of Corgentech Inc. contemplated by a Registration Statement on Form S-1 (SEC File No. 333-110923), as amended (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in the public offering by 1,150,000 shares, including up to 150,000 additional shares that may be sold pursuant to the Underwriters' over-allotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of South San Francisco, in the County of San Mateo, State of California, on the 12th day of February, 2004.

CORGENTECH INC.
By:	/s/ JOHN P. MCLAUGHLIN
John P. McLaughlin
President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2004
/s/ RICHARD P. POWERS Richard P. Powers	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2004
/s/ FRITZ R. BÜHLER* Fritz R. Bühler, M.D.	Director	February 12, 2004
/s/ VICTOR J. DZAU* Victor J. Dzau, M.D.	Director	February 12, 2004
/s/ RODNEY A. FERGUSON* Rodney A. Ferguson, Ph.D.	Chairman of the Board	February 12, 2004
/s/ DANIEL S. JANNEY* Daniel S. Janney	Director	February 12, 2004
/s/ MICHAEL B. SWEENEY* Michael B. Sweeney	Director	February 12, 2004
*By:	/s/ JOHN P. MCLAUGHLIN John P. McLaughlin Attorney-in-fact	February 12, 2004

II-6

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP. (included in Exhibit 5.1)
24.1*	Power of Attorney.

*
Previously filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1, as amended (SEC File No. 333-110923), originally filed with the Securities and Exchange Commission on December 4, 2003, and incorporated by reference herein.

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Explanatory Note
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX